                                                                    Exhibit 10.1








                      DEPOSIT AND DISBURSEMENT AGREEMENT

                                     among

                         CAITHNESS COSO FUNDING CORP.,

                            COSO FINANCE PARTNERS,

                            COSO ENERGY DEVELOPERS,

                            COSO POWER DEVELOPERS,

                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                             as Collateral Agent,

                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                  as Trustee

                                      and

                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                 as Depositary



                           Dated as of May 28, 1999

                               TABLE OF CONTENTS

          ARTICLE I...............................................................    2

           SECTION 1.1.   Capitalized Terms.......................................    2
           SECTION 1.2.   Definitions; Construction...............................    2

          ARTICLE II..............................................................    7

           SECTION 2.1.   Acceptance of Appointment of Depositary.................    7
           SECTION 2.2.   Establishment of Funds and Sub-Funds....................    7
           SECTION 2.3.   Security Interest.......................................    8
           SECTION 2.4.   Termination.............................................    9

          ARTICLE III.............................................................    9

           SECTION 3.1.   Revenue Account.........................................    9
           SECTION 3.2.   Principal Account.......................................   12
           SECTION 3.3.   Interest Account........................................   12
           SECTION 3.4.   Debt Service Reserve Account............................   13
           SECTION 3.5.   Capital Expenditure Reserve Account.....................   14
           SECTION 3.6.   Operating and Maintenance Fees Account..................   15
           SECTION 3.7.   Management Fees Account.................................   15
           SECTION 3.8.   Distribution Account....................................   15
           SECTION 3.9.   Distribution Suspense Account...........................   17
           SECTION 3.10.  Loss Proceeds Account...................................   17
           SECTION 3.11.  Redemption Account......................................   20
           SECTION 3.12.  Investment of Accounts..................................   21
           SECTION 3.13.  Disposition of Accounts Upon Retirement of Senior Secured
                          Notes and Additional Senior Secured Notes...............   22
           SECTION 3.14.  Account Balance Statements..............................   23
           SECTION 3.15.  Events of Default.......................................   23
           SECTION 3.16.  Accounts Maintained as UCC "Securities Accounts"........   23

          ARTICLE IV..............................................................   24

           SECTION 4.1.   Depositary, Powers and Immunities.......................   24
           SECTION 4.2.   Reliance by Depositary..................................   25
           SECTION 4.3.   Court Orders............................................   26
           SECTION 4.4.   Resignation or Removal..................................   26

          ARTICLE V...............................................................   27

           SECTION 5.1.   Expenses................................................   27
           SECTION 5.2.   Indemnification.........................................   27
           SECTION 5.3.   Fees....................................................   27

          ARTICLE VI..............................................................   27

           SECTION 6.1.   Amendments; Etc.........................................   27
           SECTION 6.2.   Addresses for Notices...................................   27

           SECTION 6.3.  Governing Law...........................................   29
           SECTION 6.4.  Headings................................................   29
           SECTION 6.5.  No Third Party Beneficiaries............................   29
           SECTION 6.6.  No Waiver...............................................   29
           SECTION 6.7.  Severability............................................   29
           SECTION 6.8.  Successors and Assigns..................................   29
           SECTION 6.9.  Execution in Counterparts...............................   29
           SECTION 6.10. Consequential Damages...................................   30
           SECTION 6.11. Limitation of Liability.................................   30
           SECTION 6.12. Regarding the Collateral Agent..........................   31


      This DEPOSIT AND DISBURSEMENT AGREEMENT (this "Depositary Agreement")
                                                     --------------------
dated as of May 28, 1999 among Caithness Coso Funding Corp., a Delaware corporation (the "Funding Corporation"), Coso Finance Partners, a California
                  -------------------
general partnership ("Navy I"), Coso Energy Developers, a California general
                      ------
partnership ("BLM"), Coso Power Developers, a California general partnership
              ---
("Navy II" and, collectively with Navy I and BLM, the "Guarantors"), U.S. Bank
  -------                                              ----------
Trust National Association, in its capacity as Collateral Agent (together with its successors and permitted assigns in such capacity, the "Collateral Agent")
                                                            ----------------
and in its capacity as Trustee, and U.S. Bank Trust National Association, in its capacity as depositary and, as set forth in Section 3.16 hereof, as securities intermediary (together with its successors and permitted assigns in such capacity, the "Depositary") for the benefit of the holders of all senior secured
                ---------
notes issued pursuant to the Indenture (as defined below) (the "Senior Secured
                                                                --------------
Notes") and all other Permitted Additional Senior Lenders (as defined in the
-----
Indenture).

                                   RECITALS

     A. The Guarantors each own geothermal power plants located in Inyo County, California, known as Navy I, BLM and Navy II (collectively, the "Projects").
 --------

     B. The Funding Corporation is a corporation established for the sole purpose of issuing the Senior Secured Notes under the Indenture dated as of the date hereof (the "Indenture") among the Funding Corporation, the Guarantors and
                  ---------
U.S. Bank Trust National Association in its capacity as Trustee (the "Trustee"),
                                                                      -------
and making loans from the proceeds of the Senior Secured Notes to the Guarantors.

     C. The Funding Corporation has entered into separate Credit Agreements, each dated the date hereof (collectively, the "Credit Agreements"), with each of
                                               -----------------
the Guarantors.

     D. Pursuant to the Indenture and the Credit Agreements, the proceeds of the Senior Secured Notes will be loaned to the Guarantors for the purposes and in the amounts as described in the Credit Agreements.

     E. The Guarantors have guaranteed to the Trustee the payment of amounts due from the Funding Corporation under the Indenture with respect to the Senior Secured Notes.

     F. The Senior Secured Notes will be secured by the capital stock of the Funding Corporation and entitled to the benefits of the Guarantees.

     G. The Guarantees will be secured, among other things, by a senior first priority Lien on substantially all of the assets of the Guarantors and a pledge of the partnership interests of the Guarantors.

     H. The Collateral Agent, the Funding Corporation and the Guarantors desire to appoint U.S. Bank Trust National Association as the Depositary to hold and administer money deposited in the various accounts established pursuant to this Depositary Agreement and funded with, among other things, revenues received by the Guarantors from the Projects and proceeds of insurance and condemnation.

                                   AGREEMENT

          In consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.

                                  Definitions
                                  -----------

          SECTION 1.1.  Capitalized Terms.
                        -----------------

          Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          SECTION 1.2.  Definitions; Construction.
                        -------------------------

          For all purposes of this Depositary Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) all terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all references in this Depositary Agreement to designated "Articles," "Sections," "Exhibits" and other subdivisions are to the designated Articles, Sections, Exhibits and other subdivisions of this Depositary Agreement;

          (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Depositary Agreement as a whole and not to any particular Article, Section or other subdivision;

          (d) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of the Indenture and the other Financing Documents and including any agreement, contract or document in substitution or replacement of any of the foregoing;

          (e) unless the context clearly intends to the contrary, pronouns having a masculine or feminine gender shall be deemed to include the other; and

          (f) any reference to any Person shall include its successors and assigns.

          "Account Collateral" has the meaning specified in Section 2.3 hereof.
           ------------------

          "Accounts" has the meaning specified in Section 2.2.
           --------

          "Administrative Costs" means all obligations of the Funding
           --------------------
Corporation and the Guarantors, now or hereafter existing, to pay administrative fees, costs and expenses to any trustee or agent of the holders of the Senior Secured Notes and any Permitted Additional Senior Lender, including the Collateral Agent, the Depositary and the Trustee (including, without limitation, the reasonable fees and expenses of counsel, agents and experts).

          "Allocation Certificate" means each certificate provided by the
           ----------------------
Funding Corporation, one of the Guarantors, or, the Trustee, as applicable, setting forth the allocation of Loss Proceeds, Eminent Domain Proceeds, Title Event Proceeds, proceeds resulting from a Permitted Power Contract Buy-Out, or cash proceeds resulting from liquidation of the Collateral (to the extent the Obligations of such Holders of the Senior Secured Notes or other Senior Indebtedness may be redeemed or prepaid from such amounts under the Indenture).

          "CPI Adjustment" means an amount equal to (i) $2.0 million plus the
           --------------
amount of all previous annual adjustments pursuant to this definition multiplied by (ii) the percentage change from the previous year in the annual average consumer price index as published by the Bureau of Labor Statistics of the United States Department of Labor in the "Consumer Price Index for All Urban Consumers, 1982-1984 = 100, All Cities, % change past year' under the column Yr. Avg.'"; provided that for purposes of calculating the CPI Adjustment, the most recently ended calendar year prior to the date of determination shall be used; and provided, further, the CPI Adjustment for the twelve months ended December 30, 1999, shall be zero. If the Bureau of Labor Statistics shall no longer publish such statistics, or if the Bureau of Labor Statistics shall no longer maintain any statistics on the purchasing power of the consumer dollar, comparable statistics published by a reasonable financial periodical or recognized authority mutually agreed upon by the Issuer and the Trustee shall be used to determine the CPI Adjustment.

          "Creditors" means the Trustee, the Collateral Agent and the
           ---------
Depositary.


          "Debt Service Coverage Ratio" means for any period, without
           ---------------------------
duplication, the ratio of (i) (A) the sum of all revenues (including interest and fee income but excluding any insurance proceeds and all other similar non-recurring receipts in an aggregate amount in excess of $2.0 million in any twelve-month period) of the Coso Partnerships for such period, minus (B) the aggregate amount of Operating and Maintenance Costs of the Coso Partnerships for such period, minus (C) all Capital Expenditures during such period to (ii) the sum of (A) all principal, premium (if any) and interest payable with respect to Permitted Indebtedness outstanding (other than Subordinated Indebtedness) for such period, plus (B) the aggregate amount of overdue principal, premium (if any) and interest payments owed with respect to Permitted Indebtedness outstanding (other than Subordinated Indebtedness) from previous periods; all as determined on a cash basis in accordance with GAAP.

          "Debt Service Reserve Account" means the Account of such name
           ----------------------------
established pursuant to Section 2.2.

          "Debt Service Reserve Letter of Credit" one or more irrevocable,
           -------------------------------------
direct pay letters of credit issued by the Debt Service Reserve LOC Provider in favor of the Depositary where the account party is not the Funding Corporation and/or Guarantors.

          "Debt Service Reserve Letter of Credit Provider" means the commercial
           ----------------------------------------------
bank(s) or financial institution(s) issuing the Debt Service Reserve Letter of Credit, which institution shall be rated not less than A by S&P and A2 by Moody's.

          "Debt Service Reserve Required Balance" means, on the Closing Date,
           -------------------------------------
$50,000,000, and thereafter an amount equal to the aggregate amount of the principal and interest due on the Senior Secured Notes on the next succeeding semi-annual scheduled Principal Payment Date.

          "Distribution Account" means the Account of such name established
           --------------------
pursuant to Section 2.2.

          "Distribution Suspense Account" means the Account established pursuant
           -----------------------------
to Section 2.2.

          "Final Maturity Date" means the latest stated maturity date of any
           -------------------
series of the Senior Secured Notes.

          "Funding Date" means any day from the 10th through the 15th day of
           ------------
each month, as determined by the Funding Corporation or any Guarantor in an officer's certificate received by the Depositary at least three (3) Business Days prior to such Funding Date, provided that there shall only be a single Funding Date for any month (except in the case of an immediate need to pay Operating and Maintenance Costs referred to below), or if no earlier date is so determined, then the 15th day of each month, or in each case if such day is not a Business Day the next succeeding Business Day, or in the case of an immediate need to pay Operating and Maintenance Costs, any Business Day of the month; provided that notice of such funding shall have been provided to Depositary at least one Business Day prior to such Funding Date.

          "Indemnified Depositary Party" has the meaning specified in Section
           ----------------------------
5.2.

          "Interest Account" means the Account of such name established pursuant
           ----------------
to Section 2.2.

          "Interest Payment Date" means with respect to any Senior Secured Note,
           ---------------------
each June 15, and December 15, commencing on December 15, 1999, and concluding on the Final Maturity Date.

          "Loss Proceeds Account" means the Account of such name established
           ---------------------
pursuant to Section 2.2.

          "Mandatory Redemption Sub Account" means the Account of such name
           --------------------------------
established pursuant to Section 2.2.

          "Non-Budgeted Operating and Maintenance Costs Certificate" has the
           --------------------------------------------------------
meaning specified in Section 3.1.

          "Operating and Maintenance Costs" means, for any period, all amounts
           -------------------------------
disbursed by or on behalf of the Guarantors for operation, maintenance (excluding, after the first Interest Payment Date, Capital Expenditures), administration, repair or improvement of their Projects including, without limitation, premiums on insurance policies, property and other taxes, and payments under the relevant operating and maintenance agreements, leases, royalty and other land use agreements, fees, expenses, and any other payments required under the Project Documents (excluding the Operating and Maintenance Fees and the Management Fees).

          "Operators" shall mean, collectively, Coso Operating Company, a
           ---------
Delaware limited liability company, and FPL Energy Operating Services, Inc., a Florida corporation, or any other entity in substitution therefor providing operating and maintenance services for any or all of the Projects pursuant to one or more operations and maintenance agreements entered into with any or all of the Guarantors.

          "Permitted Investments" means an Investment in any of the following:
           ---------------------

(i) direct obligations of the Department of the Treasury of the United States of America;

(ii) obligations, representing full faith and credit of the United States of America, including any of the following federal agencies: Export-Import Bank, Farmers Home Administration, General Services Administration, U.S. Maritime Administration, Small Business Administration, Government National Mortgage Association (GNMA), U.S. Department of Housing & Urban Development (PHA's) and Federal Housing Administration;

(iii) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and, at the time of the acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

(iv) certificates of deposit and eurodollar time deposits, bankers' acceptances and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus in excess of $250.0 million;

(v) notes, bonds, collaterized mortgage obligations or other evidences of indebtedness rated "AAA" by S&P and "Aaa" by Moody's issued by the Federal Home Loan Bank, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

(vi) commercial paper rated in any one of the two highest rating categories by Moody's or S&P;

(vii) investment agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P;

(viii) repurchase agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P, provided, (A) collateral is limited to the securities specified in clauses (i) through
        (v) above, (B) the margin levels for collateral must be maintained at a minimum of 102% including principal and interest, (C) the Trustee shall have a first perfected security interest in the collateral, (D) the collateral will be delivered to a third party custodian, designated by the Funding Corporation, acting for the benefit of the Trustee and all fees and expenses related to collateral custody will be the responsibility of the Funding Corporation, (E) the collateral must have been or will be acquired at the market price and marked to market weekly and collateral level shortfalls cured within 24 hours, (F) unlimited right of substitution of collateral is allowed provided that substitution collateral must be permitted collateral substituted at a current market price and substitution fees of the custodian shall be paid by the Funding Corporation;

(ix) asset-backed securities having the highest rating obtainable for such type of security from either S&P or Moody's;

(x)     forward purchase agreements delivering securities specified in clauses
        (i) and (vi) above with banks (foreign and domestic), broker/dealers, and other financial institutions maintaining a long-term rating on the day of bid no lower than investment grade by both S&P and Moody's (such rating may be at either the parent or subsidiary level); and

(xi) money market funds rated "AAAm" or "AAAm-G" or better by S&P and other financial funds investing exclusively in investments of the types described in clauses (i) through this clause (xi) of this definition. It is expressly understood and agreed that neither the Depositary nor the Collateral Agent shall have any obligation or liability in determining whether any particular investment is a "Permitted Investment."

          "Principal Account" means the Account of such name established
           -----------------
pursuant to Section 2.2.

          "Principal Payment Date" means with respect to any Senior Secured
           ----------------------
Note, the date on which all or a portion of the principal of such Senior Secured Note becomes due and payable as provided therein or in the Indenture, whether on a scheduled date for payment of principal at a Redemption Date, the Final Maturity Date, a date of declaration of acceleration, or otherwise.

          "Redemption Account" has the meaning specified in Section 2.2.
           ------------------

          "Requisition" means a Non-Budgeted Operating and Maintenance Costs
           -----------
Certificate, a Restoration Requisition or a Title Event Requisition.

          "Responsible Officer" means (a) the chief executive officer,
           -------------------
president, chief financial officer, general counsel, principal accounting officer, treasurer, or any vice president of Funding Corporation or any Guarantor, as applicable, (b) with respect to knowledge of any default under the Indenture or the Credit Agreement, the chief executive officer, president, chief financial officer, general counsel, principal accounting officer, treasurer, or any vice president of the Funding Corporation or any Guarantor, as applicable, or other officer of such corporation who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such default or (c) when used with respect to the Depositary or the Collateral Agent, any officer within the corporate trust office, currently located at One California Street, Fourth Floor, San Francisco, California 94111, including any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Depositary or the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

          "Restoration Budget" has the meaning specified in Section 3.10.
           ------------------

          "Restoration Progress Payment Schedule" has the meaning specified in
           -------------------------------------
Section 3.10.

          "Restoration Requisition" has the meaning specified in Section 3.10.
           -----------------------

          "Restoration Sub-Account" means the Account of such name established
           -----------------------
pursuant to Section 2.2.

          "Revenue Account" means the Account of such name established pursuant
           ---------------
to Section 2.2.

          "Senior Indebtedness" means all of the Permitted Indebtedness of
           -------------------
Funding Corporation other than Subordinated Indebtedness and all Permitted Guarantor Indebtedness (other than Permitted Guarantor Indebtedness incurred as an advance of proceeds of or guarantee of Subordinated Indebtedness).

          "Title Event Requisition" has the meaning specified in Section 3.10.
           -----------------------

          "Title Event Sub-Account" means the Account of such name established
           -----------------------
pursuant to Section 2.2.

          "Title Policy" means the policy or policies of title insurance
           ------------
required pursuant to the Credit Agreements.

          "Trigger Event Date" has the meaning specified in Section 3.15.
           ------------------

          "Withdrawal Certificate" shall mean a certificate signed by a
           ----------------------
Responsible Officer of Funding Corporation or of the management committee of any Guarantor, or in the case of a withdrawal from the Revenue Account to pay Operating and Maintenance Costs, or Capital Expenditures as applicable, signed by a Responsible Officer of the Operator or the management committee of any Guarantor.

                                  ARTICLE II.

             Appointment of Depositary; Establishment of Accounts
             ----------------------------------------------------

          SECTION 2.1.  Acceptance of Appointment of Depositary.
                        ---------------------------------------

          (a) The Depositary hereby agrees to act as such and to accept all cash, payments, other amounts and Permitted Investments to be delivered to or held by the Depositary pursuant to the terms of this Depositary Agreement and the Indenture. The Depositary shall hold and safeguard the Accounts during the term of this Depositary Agreement and shall treat the cash, instruments and notes in the Accounts as monies, instruments and securities pledged by the Guarantors to the Trustee for the benefit of the holders of the Senior Secured Notes and any Permitted Additional Senior Lenders to be held in the custody of the Depositary, as agent solely for the Trustee, in accordance with the provisions of this Depositary Agreement. Until such time as the Senior Secured Notes and Senior Indebtedness have been fully repaid or, provision for such payment has been made in accordance with the provision of Section 7.04(a) of the Indenture, in performing its functions and duties under this Depositary Agreement, the Depositary shall act solely as agent for the and the Trustee and, except in such capacity, does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Funding Corporation or any of the Guarantors.

          (b) Neither the Funding Corporation nor any of the Guarantors shall have any rights against or to monies held in the Accounts, including, without limitation, any rights to give entitlement orders with respect to monies held in the Accounts, as third party beneficiary or otherwise, except the right to receive or make requisitions of monies held in the Accounts, as permitted by this Depositary Agreement and the Indenture, and to direct the investment of monies held in the Accounts as permitted by Section 3.12.

          SECTION 2.2.  Establishment of Funds and Sub-Funds.
                        ------------------------------------

          The Depositary hereby establishes the following accounts (the

"Accounts") in the form of non-interest bearing securities accounts and sub-
---------
accounts thereof, of which the Guarantors and Funding Corporation, jointly and severally, shall be the entitlement holder, and which shall be maintained at all times until the termination of this Depositary Agreement:

          (a) an account entitled the "Caithness Coso Revenue Account", account #95463660 (the "Revenue Account")

          (b) an account entitled the "Caithness Coso Principal Account", account #95463672 (the "Principal Account");

          (c) an account entitled the "Caithness Coso Interest Account", account #95463673 (the "Interest Account");
          (d) an account entitled the "Caithness Coso Debt Service Reserve Account", account #95463663 (the "Debt Service Reserve Account");
          (e) an account entitled the "Caithness Coso Capital Expenditure Reserve Account", account #95463674 (the "Capital Expenditure Reserve Account");
          (f) an account entitled the "Caithness Coso Operating and Maintenance Fees Account", account #95463675 (the "Operating and Maintenance Fees Account");
          (g) an account entitled the "Caithness Coso Management Fees Account", account #95463666 (the "Management Fees Account");
          (h) an account entitled the "Caithness Coso Distribution Account", account #95463667 (the "Distribution Account");
          (i) an account entitled the "Caithness Coso Distribution Suspense Account", account #95463668 (the "Distribution Suspense Account");
          (j) an account entitled the "Caithness Coso Loss Proceeds Account", account #95463669 (the "Loss Proceeds Account"); and
          (k) an account entitled the "Caithness Coso Redemption Account", account #95463671 (the "Redemption Account").

          The accounts referred to in clauses (b), (c), (h) and (i) are not required to be separate accounts but may be maintained as sub-accounts of the Revenue Account. For administrative purposes, the Depositary shall be permitted to establish sub-accounts as separate non-interest bearing trust accounts.

          The following two sub-accounts are hereby established and created within the Loss Proceeds Account:

          (i)  Restoration Sub-Account; and

          (ii) Title Event Sub-Account.

          The following sub-account is hereby established and created within the Redemption Account:

          (i)  Mandatory Redemption Sub Account.

          Certain additional sub-accounts within certain of the Accounts may be established and created from time to time in accordance with this Depositary Agreement.

          All amounts from time to time held in each Account shall be held (a) in the name of the Depositary, as agent for the Collateral Agent for the benefit of the holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, and (b) in the sole custody and control of the Depositary for the purposes and on the terms set forth in this Depositary Agreement and the Indenture and all such amounts shall constitute a part of the Collateral and shall not constitute payment of any Senior Indebtedness or any other obligation of the Funding Corporation or any Guarantor until applied as hereinafter provided.

          SECTION 2.3.  Security Interest.
                        -----------------

          As collateral security for the prompt and complete payment and performance when due of all its obligations under the Security Documents to which it is a party, each Guarantor and Funding Corporation hereby grants to the Trustee for the benefit of the holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, a Lien on and security interest in and to, (i) each Account and (ii) all cash, investments and securities at any time on deposit in any Account, including all income or gain earned thereon and any proceeds thereof (collectively, the "Account Collateral"). The Depositary
                                         ------------------
shall be the agent of the Trustee for the purpose of receiving payments contemplated hereunder and for the purpose of perfecting the Lien of the Trustee for the benefit of the holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, in and to the Accounts and all cash, investments and securities and any proceeds thereof at any time on deposit in the Accounts; provided that the Depositary shall not be responsible to take any action to perfect such Lien except through the performance of its express obligations hereunder or upon the written direction of the Trustee complying with this Depositary Agreement. Each of the Accounts shall at all times be in the exclusive possession of, and under the exclusive domain and control of, the Depositary, as agent for the Trustee.

          SECTION 2.4.  Termination.
                        -----------

          This Depositary Agreement shall remain in full force and effect until the later of (i) the date on which all Senior Secured Notes and Senior Indebtedness have been fully repaid or, in the case of the Senior Secured Notes, provision for such payment has been made in accordance with the provisions of
Section 7.04(a) of the Indenture, (ii) the termination of the Indenture pursuant to Article 8 thereof, or (iii) the date on which the actions contemplated by
Section 3.13(b) have been taken.

                                 ARTICLE III.

                                   The Funds

          SECTION 3.1.  Revenue Account.
                        ---------------

          (a) The following amounts shall (subject to Section 3.8 hereof) be deposited into the Revenue Account directly, or if received by a Guarantor, as soon as practicable upon receipt, in either case in accordance with this Section 3.1(a):

          (i) all revenues or other proceeds actually received by the Guarantors from the Projects (including, without limitation, payments under the Power Purchase Agreements);

          (ii) to the extent amounts in the Debt Service Reserve Account equal the Debt Service Reserve Required Balance, the income, if any, from the investment of the monies in such Account pursuant to Section 3.12; and

          (iii) all amounts required to be transferred to the Revenue Account from any other Accounts as contemplated under this Depositary Agreement.

If any of the foregoing amounts required to be deposited with the Depositary in accordance with the terms of this Depositary Agreement are received by the Guarantors (or any Affiliate of a Guarantor), such Guarantor shall (or shall cause any such Affiliate to) hold such payments in trust for the Trustee and shall promptly remit such payments to the Depositary for deposit in the Revenue Account, in the form received, with any necessary endorsements.

          (b) In the event the Depositary receives monies without adequate instruction with respect to the proper Account in which such monies are to be deposited, the Depositary shall deposit such monies into the Revenue Account and segregate such monies from all other amounts on deposit in the Revenue Account and notify the Guarantors of the receipt of such monies. Upon receipt of written instructions from a Guarantor, the Depositary shall transfer such monies from the Revenue Account to the Account specified by such instructions as long as such transfer is in accordance with Section 3.1(c) this Agreement.

          (c) The Funding Corporation and each Guarantor hereby irrevocably authorize the Depositary to make withdrawals and transfers of monies on each Funding Date (via wire transfer or by internal transfer between Accounts and/or sub-accounts, if applicable) to the extent then available in the Revenue Account, upon the delivery of a Withdrawal Certificate of any such Guarantor or the Funding Corporation (or any of their duly authorized agents for such purposes) to the Depositary three Business Days prior to the Funding Date setting forth the amounts to be withdrawn from the Revenue Account and the amounts to be transferred pursuant to this clause (c) pursuant to the terms of this Depositary Agreement in the following order of priority all in accordance with such Withdrawal Certificate:

                 (i) First: As and when required, to pay when due the amount of Operating and Maintenance Costs of any Guarantor or the Funding Corporation or otherwise in respect of any of the Projects as set forth in a Withdrawal Certificate and certified in such Withdrawal Certificate to be the good faith estimate of the amounts payable for Operating and Maintenance Costs during the period commencing on the first day of the next calendar month and ending on the last day of such month, and stating that the proviso immediately below does not apply to such withdrawal; provided that if the aggregate cumulative Operating and Maintenance Costs of all Guarantors in any fiscal year, including the amounts set forth in such Withdrawal Certificate, exceed the aggregate projected Operating and Maintenance Costs in the applicable annual Operating Budget of the Guarantors by more than 25%, then no amounts may be withdrawn on behalf of the Guarantors to pay such Operating and Maintenance Costs that exceed the Operating and Maintenance Costs in the Operating Budget by more than 25% unless there shall be filed with the Depositary:

                 (A) a certificate of the Guarantors substantially in the form attached hereto as Exhibit A (the "Non-Budgeted Operating
                                                          ----------------------
                       and Maintenance Costs Certificate") including, without
                       ---------------------------------
                       limitation, a representation that such additional non-budgeted costs are reasonably designed to permit such Guarantor to satisfy its obligations in respect of its Partnership Note and maximize its revenue and net income; and

                 (B) an Independent Engineer's Certificate, in substantially the form attached as Appendix I to Exhibit A, dated not more than three Business Days prior to such requested Funding Date, certifying that the excess Operating and Maintenance Costs are prudent and reasonable;

                 Costs may be (i) transferred directly by the Depositary to the recipient to which such Operating and Maintenance Costs are due or (ii) transferred by the Depositary to an account specified in the Withdrawal Certificate which such account is under the control of any of Funding Corporation or the Guarantors and used for the payment of such Operating and Maintenance Costs;

                 (ii) Second: After making each applicable withdrawal and transfer specified in clause (i) above, withdraw and transfer from the Revenue Account, to the Depositary, the Trustee, any Permitted Additional Senior Lender and the Collateral Agent, any amounts set forth in a Withdrawal Certificate of the Funding Corporation or any Guarantor then due and payable to each of them as Administrative Costs; provided, however, that if funds in the Revenue Account are insufficient on any date to make the payments specified in this clause (ii), distribution of funds shall be made ratably to the specified recipients based on the respective amounts owed such recipients;

                 (iii) Third: After making each applicable withdrawal and transfer specified in clauses (i) and (ii) above, transfer an amount set forth in a Withdrawal Certificate of the Funding Corporation or any Guarantor from the Revenue Account (A) to the Interest Account an amount which, together with the amount then in such Account, equals all of the interest due or becoming due on the Senior Secured Notes and (without duplication) the Partnership Notes, on the next succeeding Interest Payment Date; (B) to the Principal Account an amount which, together with the amount then in such Account, equals all of the principal and premium and Liquidated Damages (if any) due or becoming due on the Senior Secured Notes and (without duplication) the Partnership Notes, on the next succeeding Principal Payment Date; (C) to a sub-account within the Principal Account an amount which, together with the amounts then in such sub-account, equals all of the principal due or becoming due on any Senior Indebtedness within the succeeding six month period; and (D) to a sub-account within the Interest Account an amount which, together with the amounts then in such sub-account, equals all of the interest due or becoming due on any Senior Indebtedness within the succeeding six month period (except to the extent that Senior Indebtedness is otherwise available to pay such interest); provided, however, that if monies in the Revenue Account are insufficient on any date to make the transfers specified in this clause (iii), distribution of monies shall be made ratably to the specified Accounts based on the respective amounts owed such Accounts;

                 (iv) Fourth: After making each applicable withdrawal and transfer specified in clauses (i) through (iii) above, transfer, if the amount available to be drawn under the Debt Service Reserve Letter of Credit is less than the Debt Service Reserve Required Balance, to the Debt Service Reserve Account an amount as necessary to fund the Debt Service Reserve Account so that the sum of the amount available to be drawn under the Debt Service Reserve Letter of Credit plus the balance in the Debt Service Reserve Account equals the Debt Service Reserve Required Balance;

                 (v) Fifth: After making each applicable withdrawal and transfer specified in clauses (i) through (iv) above, transfer to the Capital Expenditure Reserve Account, an amount necessary to cause the balance thereof to be equal to the Capital Expenditure Reserve Required Balance;

                 (vi) Sixth: After making each applicable withdrawal and transfer specified in clauses (i) through (v) above, transfer to the Operating and Maintenance Fees Account an amount necessary for the payment of Operating and Maintenance Fees then due and owing;

                 (vii) Seventh: After making each applicable withdrawal and transfer specified in clauses (i) through (vi) above, transfer to the Management Fees Account an amount necessary for the payment of the Management Fees then due and owing;

                 (viii) Eighth: After making each applicable withdrawal and transfer specified in clauses (i) through (vii) above, transfer any remaining amounts to the Distribution Account; and

                 (ix) Ninth: After making each applicable withdrawal and transfer specified in clauses (i) through (viii) above, transfer, any amounts in the Distribution Account which cannot be distributed because of the failure to satisfy certain conditions to distributions, to the Distribution Suspense Account.

          The Funding Corporation, the Guarantors, the Trustee, the Collateral Agent and the Depositary hereby acknowledge that amounts paid by the Guarantors and transferred to the Principal Account, the Interest Account and the Redemption Account pursuant to the terms hereof and applied by the Depositary for payment of principal, premium, if any, and interest owed from time to time on the Senior Secured Notes shall reduce by the amount paid by each such Guarantor the outstanding principal, premium, if any, and interest on the respective Partnership Note of such Guarantor.

          SECTION 3.2.  Principal Account.
                        -----------------

          (a) Except as otherwise provided in this Depositary Agreement, monies deposited in the Principal Account on any Funding Date shall be allocated ratably among sub-accounts of the Principal Account established for payment of
(i) the Senior Secured Notes, (ii) Liquidated Damages, if any and (iii) Senior Indebtedness based on the principal and premium, if any, with respect to the Senior Secured Notes and such other Senior Indebtedness when due and payable (whether at the Principal Payment Date or otherwise).

          (b) On any date that amounts for the payment of principal of and premium, if any, and Liquidated Damages, if any, on the Senior Secured Notes and (without duplication) any Partnership Note and any Senior Indebtedness are due and payable and for which a Withdrawal Certificate has been delivered in accordance with Section 3.1(c) (or if such day is not a Business Day, then on the next succeeding Business Day), the Depositary shall withdraw the monies on deposit in the relevant sub-account of the Principal Account, and remit such monies to the Persons entitled thereto for the payment of such principal and premium, if any; provided, however, that the Depositary shall segregate such amounts from any other amounts on deposit in the Principal Account until such time as payment is made to Persons entitled thereto.

          (c) In the event that monies in the Principal Account exceed the amount of money required by this Depositary Agreement to be deposited therein, the Depositary shall transfer such excess monies from the Principal Account to the Revenue Account on the Business Day following the next Funding Date.

          SECTION 3.3.  Interest Account.
                        ----------------

          (a) Except as otherwise provided in this Depositary Agreement, monies deposited in the Interest Account on any Funding Date shall be allocated ratably among sub-accounts of the Interest Account established for the payment of (i) the Senior Secured Notes and (ii) Senior Indebtedness based on the interest with respect to the Senior Secured Notes or such other Senior Indebtedness when due and payable (whether at the Interest Payment Date or otherwise).

          (b) On any date that amounts for the payment of interest on the Senior Secured Notes and (without duplication) any Partnership Note and the Senior Indebtedness are due and payable and for which a Withdrawal Certificate has been delivered in accordance with Section 3.1(c) (or if such day is not a Business Day, then on the next succeeding Business Day), the Depositary shall withdraw the monies on deposit in the relevant sub-account of the Interest Account, and remit such monies to the Persons entitled thereto for the payment of such interest, as requisitioned pursuant to Section 3.1(c); provided, however, that the Depositary shall segregate such amounts from any other amounts on deposit in the Interest Account until such time as payment is made to Persons entitled thereto.

          (c) In the event that monies in the Interest Account exceed the amount of money required by this Depositary Agreement to be deposited therein, the Depositary shall transfer such excess monies from the Interest Account to the Revenue Account on the Business Day following the next Funding Date.

          SECTION 3.4.  Debt Service Reserve Account.
                        ----------------------------

          (a) The Debt Service Reserve Account shall be initially funded as of the date of this Depositary Agreement with proceeds from the sale of the Senior Secured Notes in an amount equal to the Debt Service Reserve Required Balance. At any time thereafter, Funding Corporation may replace amounts in the Debt Service Reserve Account with a Debt Service Reserve Letter of Credit having a stated amount equal to the amount being withdrawn from the Debt Service Reserve Account. These deposits, in conjunction with the Debt Service Reserve Letter of Credit, if any, will be available to the Depositary to transfer to the applicable Account in the event the Revenue Account, the Principal Account and the Interest Account lack sufficient funds on a date on which a payment on the Senior Secured Notes is due and payable to meet payments of principal, premium, if any, Liquidated Damages, if any, and interest on the Senior Secured Notes. Depositary may make a draw under a Debt Service Reserve Letter of Credit upon receipt of written instruction from the Guarantors.

          (b) If Funding Corporation opts to replace amounts in the Debt Service Reserve Account with a Debt Service Reserve Letter of Credit, Funding Corporation shall provide to the Depositary an unconditional, irrevocable direct-pay letter of credit, issued in a stated amount equal to the amount replaced in the Debt Service Reserve Account. The Debt Service Reserve Letter of Credit shall be for the account of the Collateral Agent, naming the Collateral Agent, on behalf of the Trustee and the holders of the Senior Secured Notes and any Permitted Additional Senior Lenders as the beneficiary and containing customary terms and provisions, including a provision that (i) such letter of credit shall automatically renew upon the expiration thereof unless, at least sixty (60) days prior to such expiration, the Issuer thereof shall provide the Depositary with a notice of non-renewal of such letter of credit and
(ii) there are no conditions to drawing other than that any documents required to be delivered in connection thereunder comply on their face with the requirements thereof.

          (c) At any time that the sum of the amount available to be drawn under the Debt Service Reserve Letter of Credit plus the amount then on deposit in the Debt Service Reserve Account is less than the Debt Service Reserve Required Balance, funds shall be accumulated in the Debt Service Reserve Account from cash available from:

              (i) transfers from the Revenue Account, as provided under Section 3.1(c);

              (ii) net interest, if any, earned on amounts deposited in the Debt Service Reserve Account; and

              (iii) amounts then on deposit in the Operating and Maintenance Fees Account and the Management Fees Account.

          (d) In the event that the Debt Service Reserve Required Balance is reached, (i) all interest and other investment income on amounts in the Debt Service Reserve Account and other amounts in excess of the Debt Service Reserve Required Balance shall be transferred, on a daily basis, to the Revenue Account and (ii) the sum of the amount available to be drawn under the Debt Service Reserve Letter of Credit may be reduced so long as the reduced amount available to be drawn under the Debt Service Reserve Letter of Credit plus the amount then on deposit in the Debt Service Reserve Account is equal to or greater than the Debt Service Reserve Required Balance.

(e) In addition to and without limiting the foregoing, the Debt Service Reserve Letter of Credit (i) shall have an initial expiration date of at least one (1) year beyond the date of issuance, (ii) except as set forth in Section 3.2(b) or
Section 3.3(b), shall not obligate the Depositary to make any reimbursement or any other payment to the issuer or otherwise with respect thereto, or provide the issuer or any other Person with any claim against the Depositary, the Collateral Agent, the Trustee or the holders of the Senior Secured Notes, whether for costs of maintenance, reimbursement of amounts drawn thereunder or otherwise and (iii) shall be issued by a financial institution whose long-term debt is rated at least "A" or equivalent by S&P and Moody's.

          SECTION 3.5.  Capital Expenditure Reserve Account.
                        -----------------------------------

          (a) The Capital Expenditure Reserve Account shall be funded from amounts available therefor pursuant to the priority of payments specified in
Section 3.1(c) in accordance with (i) the provisions set forth in Section 3.1(c) of this Depositary Agreement and (ii) the Operating Budget and schedules thereto approved by the Independent Engineer prior to the end of each calendar year (and, in good faith, so as to implement even monthly contributions) or with such variation from such Operating Budget and schedules as the Guarantors, as applicable, certify to the Trustee are reasonable and necessary and in
accordance with prudent industry practice.   Amounts on deposit in the Capital
Expenditure Reserve Account shall be used for Capital Expenditures to be made in accordance with prudent industry practice and as may be required pursuant to the terms of the Indenture and this Depositary Agreement. As and when required, amounts on deposit in the Capital Expenditure Reserve Account may be transferred to pay when due the amount of the Capital Expenditures of any Guarantor or otherwise in respect of any of the Projects as set forth in a Withdrawal Certificate and certified in such Withdrawal Certificate to be in accordance with prudent industry practice; it being understood that the amounts to be transferred from the Capital Expenditure Reserve Account for the payment of Capital Expenditures may be (i) transferred directly by the Depositary to the recipient to which such amounts are due or (ii) transferred by the Depositary to an account specified in the Withdrawal Certificate which such account is under the control of any of the Guarantors or of Funding Corporation and used for the payment of such Capital Expenditures.

          (b) At any time that the sum of the amount on deposit in the Capital Expenditure Reserve Account is less than the Capital Expenditure Reserve Required Balance, funds shall be accumulated in the Capital Expenditure Reserve account from cash available from:

              (i) transfers from the Revenue Account, as provided under Section 3.1(c);

              (ii) net interest, if any, earned on amounts deposited in the Capital Expenditure Service Reserve Account; and

              (iii) amounts then on deposit in the Operating and Maintenance Fees Account and the Management Fees Account.

          (c) At any time that the sum of the amount on deposit in the Capital Expenditure Reserve Required Balance is reached, any amounts in excess of the Capital Expenditure Required Balance, whether such excess is due to (i) interest income on amounts in the Capital Expenditure Reserve Account, (ii) a reduction in the actual dollar amount required to be on deposit in the Capital Expenditure Reserve Account in accordance with the definition of Capital Expenditure Reserve Account Required Balance, or (iii) any other reason, then such excess shall be transferred, on a daily basis, to the Revenue Account.

          SECTION 3.6.  Operating and Maintenance Fees Account.
                        --------------------------------------

          The Operating and Maintenance Fees Account shall be funded in accordance with the provisions set forth in Section 3.1(c) of this Depositary Agreement. Funds in the Operating and Maintenance Fees Account shall be used for the payment of Operating and Maintenance Fees due and owing; provided that:

          (a) except as set forth in clause (b) of this Section 3.6, the aggregate amount of all Operating and Maintenance Fees paid on account of any twelve month period shall not exceed an amount equal to $2.0 million plus the CPI Adjustment; and

          (b) the payment of any Operating and Maintenance Fees due and owing in excess of the amount permitted pursuant to clause (a) of this Section 3.6 shall be subject to the prior satisfaction of the conditions set forth in Section 3.8(b) of this Depositary Agreement.

          In addition, funds in the Operating and Maintenance Fees Account shall be transferred to the Debt Service Reserve Account under the circumstances set forth in Section 3.4 of this Depositary Agreement.

          SECTION 3.7.  Management Fees Account.
                        -----------------------

          The Management Fees Account shall be funded in accordance with the provisions set forth in Section 3.1(c) of this Depositary Agreement. Funds in the Management Fees Account shall be used for the payment of Management Fees due and owing subject to:

          (a) the prior satisfaction of the conditions set forth under Section
3.8 of this Depositary Agreement; and

          (b) compliance by each Guarantor with the covenant set forth under
Section 4.18 of the applicable Credit Agreement.

          In addition, funds in the Management Fees Account shall be transferred to the Debt Service Reserve Account under the circumstances set forth in Section
3.4 of this Depositary Agreement.

          SECTION 3.8.  Distribution Account.
                        --------------------

          (a) On any Business Day that all of the conditions set forth in
Section 3.8(b) are satisfied, the Depositary shall make payment from the Distribution Account but from no other Account to such Persons as may be directed in writing by the Guarantors.

          (b) The Distribution Account will be funded from monies transferred from the Revenue Account after all other then-required amounts have been transferred as provided in Section 3.1(c). Restricted Payments may be made only from and to the extent of monies on deposit in the Distribution Account. Such Restricted Payments are subject to the prior satisfaction of the following conditions:

               (i) the amount then on deposit in the Principal Account shall be equal to or greater than the aggregate payments of principal and premium, if any, Liquidated Damages, if any, if any, due on the Senior Secured Notes and, without duplication, the Partnership Notes on the next succeeding Principal Payment Date and on other Senior Indebtedness, within the succeeding six-month period;

               (ii) the amount then on deposit in the Interest Account shall be equal to or greater than the aggregate payments of interest due on the Senior Secured Notes and, without duplication, the Partnership Notes on the next succeeding Interest Payment Date and on other Senior Indebtedness within the succeeding six-month period;

               (iii) the amount available to be drawn under the Debt Service Reserve Letter of Credit plus the amount on deposit in the Debt Service Reserve Account equals or exceeds the Debt Service Reserve Required Balance and the amount on deposit in the Capital Expenditure Reserve Account equals or exceeds the Capital Expenditure Reserve Required Balance;

               (iv) no Default or Event of Default shall have occurred and be continuing;

               (v) the Debt Service Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such distribution is to be made (or in the case of any proposed distribution date prior to January 1, 2000, the Debt Service Coverage Ratio for the period commencing on the Closing Date and ending on the last date of the most recently ended month for which internal financial statements are available immediately preceding the date on which such distribution is to be made) is equal to or greater than (a) 1.25 to 1 for any annual or interim period ending prior to or as of December 30, 2001, or (b) 1.4 to 1 for any annual or interim period ending after December 30, 2001, in either case as certified by an authorized officer of the Funding Corporation;

               (vi) the projected Debt Service Coverage Ratio for the next succeeding four full fiscal quarters is equal to or greater than (a) 1.25 to 1 for any annual or interim period ending prior to or as of December 30, 2001 or (b) 1.4 to 1 for any annual or interim period ending after December 30, 2001, in either case as certified by an authorized officer of the Funding Corporation;

               (vii) Funding Corporation provides to the Trustee an Officers' Certificate at the time of each distribution stating that, based on customary assumptions, as of such date, sufficient geothermal resources remain to operate the Projects at contract capacity through the Final Maturity Date; and

               (viii) the Geothermal Engineer provides to the Trustee (a) a written certificate at least annually stating that, for the period covered by such certification, the wells then in operation are producing, in the aggregate among the Projects, at least 105% of the steam necessary to generate the energy projected for the comparable period in the Independent Engineer's Base Case Projections and (b) during the calendar year 2006, a report on the geothermal resource available as of such date and indicating that sufficient geothermal resource remains to enable the Projects, in the aggregate, to produce sufficient steam to generate the energy projected in the Independent Engineer's Base Case Projections through the maturity date of the 2009 Notes.

The Depositary may conclusively rely on such certificate of a Responsible Officer certifying that all conditions for disbursement from the Distribution Account have been met.

          SECTION 3.9.  Distribution Suspense Account.
                        -----------------------------

          On any Funding Date on which any of the conditions precedent to Restricted Payments in Section 3.8(b) have not been satisfied, the Depositary shall transfer all monies held in the Distribution Account to the Distribution Suspension Account. On any Business Day thereafter on which the conditions to Restricted Payments set forth in Section 3.8(b) are satisfied, upon delivery to the Trustee, the Collateral Agent and the Depositary of a certificate of a Responsible Officer of the Funding Corporation certifying that all such conditions to Restricted Payments are now satisfied, the Depositary shall withdraw and transfer all monies in the Distribution Suspense Account to the Distribution Account and then to such Persons as may be directed in writing by the Guarantors. The Depositary may conclusively rely on such certificate of a Responsible Officer of the Funding Corporation certifying that all conditions for disbursement from the Distribution Account have been met. At any time that funds in the Revenue Account are not sufficient to pay any amounts which are due and payable (other than by acceleration) and required to be paid with proceeds of the Revenue Account, then funds in the Distribution Suspense Account shall be transferred to the Revenue Account for distribution as provided therein.

          SECTION 3.10.  Loss Proceeds Account.
                         ---------------------

          (i) All Loss Proceeds and Eminent Domain Proceeds received by the Guarantors shall be deposited in the Loss Proceeds Account. The Depositary shall separately segregate such Loss Proceeds and Eminent Domain Proceeds for distribution in the manner as set forth below:

               (A) In the event that the applicable Guarantor determines that the affected Project cannot be rebuilt, repaired or restored to permit operation of all or a portion of such Project on a commercially reasonable basis following an Event of Eminent Domain or Event of Loss, or that the Loss Proceeds or the Eminent Domain Proceeds together with any other amounts available to the Guarantors for such rebuilding, repair or restoration are not sufficient to permit such rebuilding, repair or restoration, upon delivery to the Depositary and Trustee of a certificate of a Responsible Officer of the Guarantors (containing customary assumptions and qualifications and information concerning the amount of Loss Proceeds or Eminent Domain Proceeds to be transferred to the Redemption Account) certifying to the foregoing then the Trustee shall deliver to the Depositary an Allocation Certificate. Upon receipt of the Allocation Certificate, the Depositary shall withdraw, transfer or distribute the monies representing the Loss Proceeds or the Eminent Domain Proceeds in the Loss Proceeds Account to the Redemption Account.

               (B) In the event that the applicable Guarantor determines not to rebuild, repair or restore the affected Project following an Event of Eminent Domain or Event of Loss, upon delivery to the Depositary and Trustee of a certificate of a Responsible Officer of such Guarantor certifying that the Guarantor has determined not to rebuild, repair or restore the affected Project and information concerning the amount of Loss Proceeds or Eminent Domain Proceeds to be transferred to the Redemption Account, the Trustee shall deliver to the Depositary an Allocation Certificate. If only a portion of the affected Project is capable of being rebuilt or replaced, the Trustee shall deliver to the Depositary an Allocation Certificate setting forth the amount of the Loss Proceeds or the Eminent Domain Proceeds in excess of the cost of repairing or replacing the affected Project. Upon receipt of the Allocation Certificate, the Depositary shall withdraw, transfer or distribute the monies representing the Loss Proceeds or the Eminent Domain Proceeds in the Loss Proceeds Account to the Redemption Account.

               (C) (1) In the event that the applicable Guarantor has determined to rebuild, repair or restore all or a portion of the affected Project, upon delivery to the Depositary and Trustee of a certificate of a Responsible Officer of the relevant Guarantor certifying that all or a portion, as applicable, of the Project will be rebuilt, repaired or restored, the Depositary shall transfer the applicable Loss Proceeds or Eminent Domain Proceeds, as the case may be, in the Loss Proceeds Account to the Restoration Sub-Account. Amounts held in the Restoration Sub-Account shall be applied solely for the payment of the costs of rebuilding, restoration or repair of the affected Project as set forth below or as otherwise contemplated herein. If the amount deposited in the Restoration Sub-Account with respect to any Event of Loss or Event of Eminent Domain exceeds $5,000,000 per Event of Loss or Event of Eminent Domain, the relevant Guarantor shall deliver to the Depositary and the Trustee (x) a restoration budget (as amended, modified or supplemented from time to time, the "Restoration Budget")
                                                          ------------------
prepared by the relevant Guarantor identifying all categories and approximate amounts reasonably anticipated to be incurred in connection with the rebuilding, restoration or repair, together with a statement of uses of proceeds of the Restoration Sub-Account and any other monies necessary to complete the rebuilding, restoration or repair and (y) a restoration progress payment schedule (as amended, modified or supplemented from time to time, the "Restoration Progress Payment Schedule") determined by the Guarantors for the
--------------------------------------
projected Requisitions to be made from the Restoration Sub-Account.

                   (2) Before any withdrawal or transfer shall be made from the Restoration Sub-Account, there shall be filed with the Depositary with respect to each Funding Date:

                       (I) a requisition from the relevant Guarantor substantially in the form attached hereto as Exhibit B (a "Restoration
                                                                     -----------
          Requisition"), dated not more than three Business Days prior to such
          -----------
          Funding Date as set forth therein on which such withdrawal and transfer is requested to be made, signed by a Responsible Officer of the relevant Guarantor;

                       (II) if the amount requested in any consecutive twelve-month period with respect to any Event of Loss or Event of Eminent Domain exceeds $5,000,000 in the aggregate for all Projects affected by such occurrence, an Independent Engineer's Certificate in the form attached hereto as Appendix I to Exhibit B, dated not more than three Business Days prior to the Funding Date; and

                       (III) if clause (II) above does not apply, the Restoration Requisition shall so state.

                   (3) On the Funding Date referred to in Section 3.10(i)(C)(2) or as soon thereafter as practicable following receipt of the documents described in Sections 3.10(i)(C)(2)(I) through (III) above, the Depositary shall withdraw and transfer from the Restoration Sub-Account and shall pay to the relevant Guarantor or to Persons directed by it in writing the amounts set forth in the Restoration Requisition.

                   (4) Upon completion of any rebuilding, restoration or repair of all or a portion of the affected Project, there shall be filed with the Depositary and the Trustee a certificate of a Responsible Officer of the relevant Guarantor certifying that the completion of the rebuilding, restoration or repair has been performed in accordance with standard industry practices and the amount, if any, required in its opinion to be retained in the Restoration Sub-Account for the payment of any remaining costs of rebuilding, restoration or repair not then due and payable or the liability for payment of which is being contested or disputed by the Guarantors and for the payment of reasonable contingencies following completion of the rebuilding, restoration or repair. Upon receipt of such certificate of a Responsible Officer, the Depositary shall transfer first the amount remaining in the Restoration Sub-Account in excess of the amounts to remain in the Restoration Sub-Account as stated in the certificate of a Responsible Officer of the relevant Guarantor, to the Guarantors or to Persons directed by them in writing to the extent of any amounts which have been expended in connection with such rebuilding, restoration or repair (as set forth in such certificate of a Responsible Officer) and not previously reimbursed and second, segregate the remaining excess in the Restoration Sub-Account from any other amounts therein. If such remaining excess exceeds $5,000,000, the Depositary shall transfer all of such monies in the Restoration Sub-Account to the Redemption Account for application pursuant to
Section 3.11. Thereafter, upon receipt of a certificate of a Responsible Officer of the Guarantors certifying payment of all costs of rebuilding, restoration or repair of the Project, the Depositary shall transfer any amounts remaining in the Restoration Sub-Account to the Revenue Account.

               (ii) All Title Event Proceeds received by the Guarantors shall be deposited in the Loss Proceeds Account. The Depositary shall separately segregate such Title Event Proceeds for distribution in the manner set forth below:

                       (A) Title Event Proceeds in respect of any particular Title Event shall be applied in an effort to remedy the Title Event and for payment of expenses incurred in connection therewith, as set forth below.

                       (B) Before any withdrawal and transfer shall be made from the Title Event Sub-Account, there shall be filed with the Depositary and the Trustee with respect to each Funding Date a requisition from the relevant Guarantor substantially in the form attached hereto as Exhibit C (a "Title Event
                                                                     -----------
Requisition"), dated not more than three Business Days prior to such Funding
-----------
Date as set forth therein on which such withdrawal and transfer is requested to be made, signed by an Authorized Representative of the relevant Guarantor.

                       (C) On the Funding Date referred to in Section 3.10(ii)(B) or as soon thereafter as practicable following receipt of the Title Event Requisition described in Section 3.10(ii)(B) above, the Depositary shall withdraw and transfer from the Title Event Sub-Account and shall pay to the Guarantors or Persons directed by them in writing the amounts set forth in such Title Event Requisition.

                       (D) Upon completion of the effort to remedy the Title Event there shall be filed with the Depositary and the Trustee a certificate of a Responsible Officer of the relevant Guarantors certifying the result of the effort to remedy the Title Event and the amount, if any, required in its opinion to be retained in the Title Event Sub-Account for the payment of any remaining expenses. Upon receipt of the documents described in the immediately preceding sentence, the Depositary shall, first, transfer the amount remaining in the Title Event Sub-Account in excess of the amounts to remain in the Title

Event Sub-Account as stated in the certificate of a Responsible Officer of the relevant Guarantor, to the relevant Guarantor or Persons directed by it in writing to the extent of any amounts expended in connection with such effort to remedy and not previously reimbursed and second, segregate the remainder in the Title Event Sub-Account from any other amounts therein. The Depositary shall transfer all of such remaining monies in the Title Event Sub-Account to the Redemption Account for application pursuant to Section 3.11. Thereafter, upon receipt of a certificate of a Responsible Officer of the relevant Guarantor certifying payment of all costs of remedying the Title Event, the Depositary shall transfer any amounts remaining in the Title Event Sub-Account to the Revenue Account.

          SECTION 3.11.  Redemption Account.
                         ------------------

          (a) The following amounts shall be deposited into the Redemption Account directly, or if received by a Guarantor, as soon as practicable upon receipt, in either case in accordance with this Section 3.11(a), to the extent such amounts are available for redemption of Senior Secured Notes and Senior Indebtedness under the Indenture:

               (i) certain amounts from the Loss Proceeds Account received by the Guarantors in connection with an Event of Loss, an Event of Eminent Domain or a Title Event, to the extent such amounts are required to be transferred to the Redemption Account in accordance with Section 3.8;

               (ii) all proceeds realized in connection with a Permitted Power Contract Buy-Out resulting in (A) net proceeds in excess of $5,000,000 or
     (B) net proceeds in excess of $10,000,000 when aggregated with all previous Permitted Power Contract Buy-Outs; provided, however, that if each of the Rating Agencies confirm that a Rating Downgrade will not exist if no redemption is made, such amounts shall not be distributed to the Redemption Account;

               (iii) proceeds received in connection with a termination of the Navy Contract, as more fully described in Section VIII(2) thereof; and

               (iv) proceeds received as a result of foreclosure on the Collateral securing the obligations of the Guarantors following an Event of Default under the Indenture.

          If any of the foregoing amounts required to be deposited with the Depositary in the Redemption Account are received by the Guarantors (or any Affiliate of a Guarantor) such Guarantor shall (or shall cause any such Affiliate to) hold such payments in trust for the Trustee and shall promptly remit such payments to the Depositary for deposit in the Redemption Account, in the form received, with any necessary endorsements.

          (b) The Depositary shall ledger the amounts referred to in Sections 3.11(a)(i) through (iv) above for distribution in the manner set forth below:

               (i) Upon the receipt of those amounts from the Loss Proceeds Account described in Section 3.11(a)(i), the Depositary shall so notify the Collateral Agent and the Trustee, and shall separately segregate such monies and the Trustee shall deliver to the Depositary an Allocation Certificate. Upon receipt of the Allocation Certificate described in the immediately preceding sentence, the Depositary shall withdraw, transfer or distribute the amounts described in Section 3.11(a)(i) no later than one Business Day prior to the Redemption Date established pursuant to Section
     3.01 of the Indenture, (x) in the case of the Senior Secured

     Notes being redeemed, as instructed by the Allocation Certificate referred to above, to the Mandatory Redemption Sub Account held by the Trustee, for the pro-rata redemption of Senior Secured Notes Outstanding by the Trustee in accordance with Section 3.01 of the Indenture, and (y) in the case of other Senior Indebtedness then being redeemed or prepaid, as instructed by the Allocation Certificate referred to above; provided, however, that if funds in the Loss Proceeds Account are insufficient on any date to make the payments specified in this clause (i), distribution of funds shall be made ratably to the specified recipients based on the respective amounts owed such recipients.

               (ii)    (A) Upon the receipt of those amounts described in
     Section 3.11(a)(ii) or 3.11(a)(iii) and, within ninety (90) days, a certificate from a Responsible Officer of the Funding Corporation certifying that the Rating Agencies have confirmed that such Permitted Power Contract Buy-out will not result in a Rating Downgrade, the Depositary shall transfer such amounts to the Revenue Account.

                       (B) Other than as described in Section 3.11(b)(ii)(A), upon the receipt of those amounts described in Section 3.11(a)(ii) and 3.11(a)(iii), the Depositary shall so notify the Collateral Agent and the Trustee, and separately ledger such monies and the Trustee shall deliver to the Depositary an Allocation Certificate. Upon receipt of the Allocation Certificate described in the immediately preceding sentence and, in the case of proceeds realized in connection with a Permitted Power Contract Buy-Out, if an officer's certificate as described in Section 3.11(b)(ii)(A) above has not been received within 90 days after receipt of the Permitted Power Contract Buy-Out or Navy Contract termination proceeds, the Depositary shall withdraw, transfer or distribute, on a pro-rata basis, the amounts described in Section 3.11(a)(ii) or Section 3.11(a)(iii), as applicable, no later than one Business Day prior to the Redemption Date established pursuant to Section 3.01 of the Indenture, (x) in the case of the Senior Secured Notes being redeemed, as instructed by the Allocation Certificate referred to above, to the Mandatory Redemption Sub Account held by the Trustee, for the pro rata redemption of Senior Secured Notes Outstanding by the Trustee in accordance with Section 3.02 of the Indenture, and (y) in the case of other Senior Indebtedness then being redeemed or prepaid, as instructed by the Allocation Certificate referred to above; provided, however, that if funds in the Loss Proceeds Account are insufficient on any date to make the payments specified in this clause
     (ii), distribution of funds shall be made ratably to the specified recipients based on the respective amounts owed such recipients.

               (iii) Upon the receipt of those amounts described in Section 3.11(a)(iv), the Depositary shall so notify the Collateral Agent and the Trustee, and separately ledger such monies and the Trustee shall deliver to the Depositary an Allocation Certificate which sets forth the priorities established pursuant to Section 5.10 of the Indenture. Upon receipt of the Allocation Certificate described in the immediately preceding sentence, the Depositary shall withdraw, transfer or distribute the amounts described in
     Section 3.11(a)(iv) hereof for the payments described in Section 5.10 of the Indenture, (x) in the case of payments to the holders of the Senior Secured Notes, as instructed by the Allocation Certificate referred to above and pursuant to the provisions of Section 5.10 of the Indenture and
     (y) in the case of other Senior Indebtedness then being paid, as instructed by the Allocation Certificate referred to above.

          SECTION 3.12.  Investment of Accounts.
                         ----------------------

          Monies held in any Account created by and held under this Depositary Agreement shall be invested and reinvested in Permitted Investments at the written direction (which may be in the form of a standing instruction) of a Responsible Officer of the Funding Corporation or any of the Guarantors; provided, however, that at any time when (a) a Responsible Officer of the Depositary has received written notice that an Event of Default under the Indenture shall have occurred and be continuing or (b) a Responsible Officer of the Funding Corporation or the Guarantors has not timely furnished such a written direction or, after a request by the Depositary, has not so confirmed a standing instruction to the Depositary, the Depositary shall invest such monies only in Permitted Investments described in clause (xi) of such definition of a maturity of thirty days or less. Such investments shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of such Accounts, but in no event shall such investments mature more than one year after the date acquired. The Depositary shall at any time and from time to time liquidate any or all of such investments prior to the maturity as needed in order to effect the transfers and withdrawals contemplated by this Depositary Agreement in accordance with a certificate of a Responsible Officer of the Funding Corporation or the Guarantors; provided that, in the absence of timely receipt of such certificate, the Depositary shall liquidate any or all such investments as so needed in such manner as will minimize, to the extent reasonably practicable, the costs, penalties and losses associated with such liquidation. Any income or gain realized from such investments shall be deposited into the Revenue Account. Any loss shall be charged to the applicable Account. Except as otherwise provided in this Section 3.12, the Depositary shall have no obligation to invest and reinvest any cash held in the Accounts in the absence of timely and specific written investment direction from the required party. Other than by reason of its willful misconduct or negligence, the Depositary shall not be liable for the selection of investments or for investment losses incurred thereon. Other than by reason of its willful misconduct or negligence, the Depositary shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the required party to provide timely written investment direction. For purposes of any income tax payable on account of any income or gain on an investment, such income or gain shall be for the account of the Guarantors or the Funding Corporation. The Guarantors agree that income shall be allocated between them based upon the proportionate shares of the proceeds from the Senior Secured Notes received by each such Partnership

          SECTION 3.13.  Disposition of Accounts Upon Retirement of Senior
                         -------------------------------------------------
Secured Notes and Additional Senior Secured Notes.
-------------------------------------------------

          (a) Upon the payment in full of the principal, premium, if any, and interest on the Senior Secured Notes, any Partnership Note, Senior Indebtedness or issuance of Additional Senior Secured Notes such that the Senior Secured Notes, such Partnership Note, Senior Indebtedness or issuance of Additional Senior Secured Notes is no longer outstanding, all amounts held in the Interest Account, the Principal Account and the Debt Service Reserve Account allocated to the Senior Secured Notes, such Partnership Note, Senior Indebtedness or issuance of Additional Senior Secured Notes, as the case may be, shall upon the written direction of the Funding Corporation or any Guarantor be transferred to the Revenue Account.

          (b) Upon termination of the Indenture and after payment in full of the principal of, premium, if any, and interest on and all other amounts due in respect of all the additional Senior Indebtedness, each Partnership Note, all Senior Secured Notes Outstanding and after payment in full of all Administrative Costs, and all other amounts required to be paid hereunder, all amounts remaining in any Account established in Section 2.1 shall at the written direction of the Funding Corporation be paid by the Depositary to the Guarantors.

          SECTION 3.14. Account Balance Statements.
                        --------------------------

          The Depositary shall, on a monthly basis and at such other times as the Trustee or the Funding Corporation may from time to time reasonably request, provide to the Trustee, the Guarantors, and the Funding Corporation, statements in respect of each of the Accounts, sub-accounts and amounts segregated in any of the Accounts, showing the Account or sub-account balance, the amount of all receipts and net investment income received during such month and all other deposits, withdrawals and transfers from and to any Account and sub-accounts during such month.

          SECTION 3.15. Events of Default.
                        -----------------

          (a) On and after any date on which the Depositary receives written notice from the Trustee pursuant to Section 5.01 of the Indenture that an Event of Default has occurred under the Indenture (the date of receipt of such notice, the "Trigger Event Date"), the Depositary shall thereafter accept all notices
     ------------------
and instructions required to be given to the Depositary pursuant to the terms of this Depositary Agreement only from the Trustee, and not from any other Person and the Depositary shall not withdraw, transfer, pay or otherwise distribute any monies in any of the Accounts except pursuant to such notices and instructions from the Trustee unless such Event of Default has been waived pursuant to
Section 5.04 of the Indenture or cured, in which event the terms of this provision will be inapplicable to such Event of Default.

          (b) On the Trigger Event Date, the Depositary shall render an accounting of all monies in the Accounts as of the Trigger Event Date to the Trustee.

          (c) On and after the Trigger Event Date, the Depositary shall distribute all money then held in any Account to the Trustee and the Permitted Additional Senior Lenders, if any. The proceeds of any sale, disposition or other realization with respect to Collateral shall be applied to the payment of obligations owed to the parties for whose benefit the specific Collateral was held; provided that in the event any Senior Indebtedness is outstanding on and after the Trigger Event Date, and such monies are insufficient to pay the obligations owed to the Trustee and the Permitted Additional Senior Lenders, distribution of monies shall be made ratably to the Trustee and the Permitted Additional Senior Lenders based on the respective amounts owed such recipients.

          SECTION 3.16.  Accounts Maintained as UCC "Securities Accounts".
                         ------------------------------------------------

          Depositary hereby agrees and confirms (in its capacity as securities intermediary hereunder) that it has established the Accounts as set forth and defined in this Depositary Agreement. Depositary agrees that (i) Depositary is, and is acting with respect to each Account as, a "securities intermediary" (within the meaning of Article 8 of the Uniform Commercial Code as adopted in the State of New York ("UCC")); (ii) each such Account is and will be maintained
                        ---
as a "securities account" (within the meaning of Section 8-501 of the UCC);
(iii) each of the Guarantors and Funding Corporation, jointly and severally, are the "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the Accounts and the "financial assets" (within the meaning of Section 8-102(a)(9) of the UCC, the "Financial Assets") credited to such Accounts; (iv) all Financial Assets in registered form or payable to or to order and credited to any such Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, Depositary or in blank, or credited to another securities account maintained in the name of Depositary, and in no case will any Financial Asset credited to any such Account be registered in the name of, payable to or to the order of, or endorsed to, any of the Guarantors except to the extent the foregoing have been subsequently endorsed by any of the Guarantors to Depositary or in blank. Each item of property (including a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Account shall be treated as a Financial Asset. Until this Depositary Agreement shall terminate in accordance with the terms hereof, Trustee shall have "control" (within the meaning of Section 8-106(d)(2) of the UCC) of each of the Guarantors' "security entitlements" (within the meaning of
Section 8-102(a)(17) of the UCC) with respect to the Financial Assets credited to the Accounts. All property delivered to the Depositary pursuant to this Depositary Agreement will be promptly credited to the Accounts. Depositary agrees that it shall comply with all entitlement orders (as defined in Article 8 of the UCC) it receives from the Trustee on behalf of the Holders of the Senior Secured Notes or any Permitted Additional Senior Lenders directing transfer or redemption of any Financial Asset relating to any Account in accordance with this Depositary Agreement, without further consent by any of the Guarantors or any other person.

                                  ARTICLE IV.

                                  Depositary
                                  ----------

          SECTION 4.1.  Depositary, Powers and Immunities.
                        ---------------------------------

          Funding Corporation and the Collateral Agent, the Trustee, the Holders of the Senior Secured Notes and the Permitted Additional Secured Lenders, if any, agree that the Depositary shall have such powers as are expressly delegated to the Depositary by the terms of this Depositary Agreement, together with such other powers as are reasonably incidental thereto. The Depositary shall not have any duties or responsibilities except those expressly set forth in this Depositary Agreement and as provided by law and no implied duties or covenants shall be read against the Depositary. Without limiting the generality of the foregoing, the Depositary shall take all actions as the Trustee shall direct it to perform in accordance with the express provisions of this Depositary Agreement or as the Trustee may otherwise direct it to perform in accordance with the provisions of this Depositary Agreement. Notwithstanding anything to the contrary contained herein, the Depositary shall not be required to take any action which is contrary to this Depositary Agreement or applicable law. Neither the Depositary nor any of its Affiliates shall be responsible to the Collateral Agent, the Trustee or the Holders of the Senior Secured Notes for any recitals, statements, representations or warranties made by the Funding Corporation or the Guarantors contained in this Depositary Agreement or any other Project Document (as defined in the Indenture) or Financing Document or in any certificate or other document referred to or provided for in, or received by the Trustee under, the Indenture, this Depositary Agreement or any other Project Document or Financing Document for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Depositary Agreement or any other Project Document or any other document referred to or provided for herein or therein or for any failure by the Funding Corporation or the Guarantors to perform its obligations hereunder or thereunder. The Depositary shall not be required to ascertain or inquire as to the performance by the Funding Corporation or the Guarantors of any of its obligations under the Indenture, any other Financing Document, this Depositary Agreement or any other document or agreement contemplated hereby or thereby. The Depositary shall not be (a) required to initiate or conduct any litigation or collection proceeding hereunder or under any other Security Document or (b) responsible for any action taken or omitted to be taken by it hereunder (except for its own negligence or willful misconduct) or in connection with any other Security Document. Except as otherwise provided under this Depositary Agreement, the Depositary shall take action under this Depositary Agreement only as it shall be directed in writing. Whenever in the administration of this Depositary Agreement the Depositary shall deem it necessary or desirable that a factual matter be proved or established in connection with the Depositary taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer of the Funding Corporation or the Guarantors, or the Trustee, if appropriate. The Depositary shall have the right at any time to seek instructions concerning the administration of this Depositary Agreement from the Trustee, the Guarantors, Funding Corporation or any court of competent jurisdiction. The Depositary shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Depositary shall not be liable for any error of judgment made in good faith by an officer or officers of the Depositary, unless it shall be conclusively determined by a court of competent jurisdiction that the Depositary was negligent in ascertaining the pertinent facts. The Depositary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee so appointed. Neither the Depositary nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Depositary Agreement or in connection therewith except to the extent caused by the Depositary's negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The Depositary shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Depositary shall have received written notice thereof.

          SECTION 4.2.  Reliance by Depositary.
                        ----------------------

          The Depositary shall be entitled to conclusively rely upon and shall not be bound to make any investigation into the facts or matters stated in any certificate, certificate of a Responsible Officer of the Funding Corporation or the Guarantors, Independent Engineer's certificate, Trustee's certificate or any other notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statement of legal counsel, independent accountants and other experts selected by the Depositary and shall have no liability for its actions taken thereupon, unless due to the Depositary's willful misconduct or negligence. Without limiting the foregoing, the Depositary shall be required to make payments to the Holders of the Senior Secured Notes and to Permitted Additional Senior Lenders only as set forth herein. The Depositary shall be fully justified in failing or refusing to take any action under this Depositary Agreement (i) if such action would, in the reasonable opinion of the Depositary, be contrary to applicable law or the terms of this Depositary Agreement, (ii) if such action is not specifically provided for in this Depositary Agreement, it shall not have received any such advice or concurrence of the Trustee as it deems appropriate or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Depositary Agreement (whether such action is or is intended to be an action of the Depositary or the Trustee), it shall not first be indemnified to its satisfaction by the Holders of the Senior Secured Notes (other than the Trustee (in its individual capacity) or the Collateral Agent (in its individual capacity) or any other agent or trustee under any of the Financing Documents (in their respective individual capacities)) and/or the Permitted Additional Senior Lenders, if any, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Depositary shall in all cases be fully protected in acting, or in refraining from acting, under this Depositary Agreement in accordance with a request of the Trustee or a Permitted Additional Senior Lender (to the extent that the Trustee or a Permitted Additional Senior Lender is expressly authorized to direct the Depositary to take or refrain from taking such action), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Holders of the Senior Secured Notes and the applicable Permitted Additional Senior Lenders.

          SECTION 4.3.  Court Orders.
                        ------------

          The Depositary is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Depositary. The Depositary shall not be liable to any of the parties hereto or any of the Holders of the Senior Secured Notes and/or the Permitted Additional Senior Lenders, if any, their successors, heirs or personal representatives by reason of the Depositary's compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

          SECTION 4.4.  Resignation or Removal.
                        ----------------------

          Subject to the appointment and acceptance of a successor Depositary as provided below, the Depositary may resign at any time by giving 30 days written notice thereof to the Trustee and the Funding Corporation and the Guarantors, provided that in the event the Depositary is also the Collateral Agent and Trustee, it must also at the same time resign as Collateral Agent and Trustee. The Depositary may be removed at any time with cause by the Trustee. The Funding Corporation shall have the right to remove the Depositary upon thirty
(30) days' notice to the Trustee with or without cause, effective upon the appointment of a successor Depositary under this Section 4.4, which is reasonably acceptable to the Trustee. In the event that the Depositary shall decline to take any action without first receiving adequate indemnity from the Funding Corporation or the Guarantors, or the Trustee and/or the Permitted Additional Senior Lenders, if any, as the case may be and, having received an indemnity, shall continue to decline to take such action, the Trustee shall be deemed to have sufficient cause to remove the Depositary. In the event that the Depositary is also the Trustee, the Trustee shall have the right to remove the Depositary with or without cause. Upon any such resignation or removal, the Funding Corporation shall have the right to appoint a successor Depositary, which Depositary shall be reasonably acceptable to the Funding Corporation. If no successor Depositary shall have been appointed by the Funding Corporation and shall have accepted such appointment within 30 days after the retiring Depositary's giving of notice of resignation or the removal of the retiring Depositary, then the retiring Depositary may appoint a successor Depositary, which shall be a bank or trust company reasonably acceptable to the Funding Corporation. Upon the acceptance of any appointment as Depositary hereunder by the successor Depositary, (a) such successor Depositary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Depositary, and the retiring Depositary shall be discharged from its duties and obligations hereunder and (b) the retiring Depositary shall promptly transfer all monies and Permitted Investments within its possession or control to the possession or control of the successor Depositary and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Depositary with respect to the monies and Permitted Investments to the successor Depositary. After the retiring Depositary's resignation or removal hereunder as Depositary, the provisions of this Article IV and of Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Depositary. Any corporation into which the Depositary may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Depositary shall be a party, or any corporation succeeding to the business of the Depositary shall be the successor of the Depositary hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

                                  ARTICLE V.

                        Expenses; Indemnification; Fees
                        -------------------------------

          SECTION 5.1.  Expenses.
                        --------

          Subject to the terms of the agreement referenced in Section 5.3, the Funding Corporation and the Guarantors agree to pay or reimburse all reasonable out-of-pocket expenses of the Depositary (including reasonable fees and expenses for legal services) in respect of, or incident to, the administration or enforcement of any of the provisions of this Depositary Agreement or in connection with any amendment, waiver or consent relating to this Depositary Agreement.

          SECTION 5.2.  Indemnification.
                        ---------------

          The Funding Corporation agrees to indemnify the Depositary in its capacity as such, and, in their capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants (each an "Indemnified Depositary Party") from and against any and all claims, losses,
-----------------------------
liabilities and expenses (including the reasonable fees and expenses of counsel) growing out of or resulting from this Depositary Agreement (including, without limitation, performance under or enforcement of this Depositary Agreement, but excluding any such claims, losses or liabilities resulting from the Indemnified Depositary Party's negligence or willful misconduct). This indemnity shall survive the termination of this Depositary Agreement, and the resignation or removal of the Depositary.

          SECTION 5.3.  Fees.
                        ----

          On the Closing Date, and on each anniversary of the Closing Date to and including the Final Maturity Date, the Funding Corporation shall pay the Depositary an annual fee in an amount mutually agreed on in a separate agreement between the Funding Corporation and the Depositary. The payment of the Depositary's reasonable out-of-pocket expenses (including fees and expenses of counsel) for its administration of any provisions of this Depositary Agreement shall be subject to the terms of such separate agreement.

                                  ARTICLE VI.

                                 Miscellaneous
                                 -------------

          SECTION 6.1.  Amendments; Etc.
                        ---------------

          No amendment or waiver of any provision of this Depositary Agreement nor consent to any departure by the Funding Corporation or the Guarantors herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, the Depositary, the Funding Corporation and the Guarantors. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

          SECTION 6.2.  Addresses for Notices.
                        ---------------------

          All notices, requests and other communications provided for hereunder shall be in writing and, except as otherwise required by the provisions of this Depositary Agreement, shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by overnight delivery, telecopy, telegram or telex, addressed to the parties as follows:

The Funding Corporation:                                 Caithness Coso Funding Corp.
                                                         c/o Caithness Energy, L.L.C.
                                                         1114 Avenue of the Americas, 41st Floor
                                                         New York, New York  10036
                                                         Telephone:  (212) 921-9099
                                                         Fax: (212) 921-9239
                                                         Attention:  Christopher T. McCallion

The Guarantors:                                          Coso Finance Partners
                                                         c/o Caithness Energy, L.L.C.
                                                         1114 Avenue of the Americas, 41st Floor
                                                         New York, New York  10036
                                                         Telephone:  (212) 921-9099
                                                         Fax: (212) 921-9239
                                                         Attention:  Christopher T. McCallion

                                                         Coso Energy Developers
                                                         1114 Avenue of the Americas
                                                         New York, New York  10036
                                                         Telephone:  (212) 921-9099
                                                         Fax: (212) 921-9239
                                                         Attention:  Christopher T. McCallion

                                                         Coso Power Developers
                                                         1114 Avenue of the Americas
                                                         New York, New York  10036
                                                         Telephone:  (212) 921-9099
                                                         Fax: (212) 921-9239
                                                         Attention:  Christopher T. McCallion

Collateral Agent:                                        U.S. Bank Trust National Association
                                                         One California Street
                                                         Fourth Floor
                                                         San Francisco, California 94111
                                                         Telephone (415) 273-4580
                                                         Fax (415) 273-4590
                                                         Attention: Judy Manansala

Depositary:                                              U.S. Bank Trust National Association
                                                         One California Street
                                                         Fourth Floor
                                                         San Francisco, California 94111
                                                         Telephone (415) 273-4580
                                                         Fax (415) 273-4590
                                                         Attention: Judy Manansala

          SECTION 6.3.  Governing Law.
                        -------------

          This Depositary Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this Depositary Agreement in or upon the Accounts shall be governed by the laws of the State of New York, without reference to conflicts of law (other than Section 5-1401 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the lien and security interest hereunder, or remedies hereunder, in respect of any particular Account are governed by the laws of a jurisdiction other than the State of New York.

          SECTION 6.4.  Headings.
                        --------

          Headings used in this Depositary Agreement are for convenience of reference only and do not constitute part of this Depositary Agreement for any purpose.

          SECTION 6.5.  No Third Party Beneficiaries.
                        ----------------------------

          The agreements of the parties hereto are solely for the benefit of the Funding Corporation, the Guarantors, the Trustee, the Depositary, the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, and their respective successors and assigns and no Person (other than the parties hereto and such Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any) shall have any rights hereunder.

          SECTION 6.6.  No Waiver.
                        ---------

          No failure on the part of the Depositary, the Collateral Agent, the Trustee or any of the Holders of the Senior Secured Notes and the Permitted Additional Senior Lenders, if any, or any of their nominees or representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Depositary, the Collateral Agent, the Trustee, the Holders of any of the Senior Secured Notes, the Permitted Additional Senior Lenders, if any, or any of their nominees or representatives of any right, power or remedy operate as a waiver with respect to any other right, power or remedy available to such parties.

          SECTION 6.7.  Severability.
                        ------------

          If any provision of this Depositary Agreement or the application thereof shall be invalid or unenforceable to any extent, (a) the remainder of this Depositary Agreement and the application of such remaining provisions shall not be affected thereby and (b) each such remaining provision shall be enforced to the greatest extent permitted by law.

          SECTION 6.8.  Successors and Assigns.
                        ----------------------

          All covenants, agreements, representations and warranties in this Depositary Agreement by the Depositary, the Trustee, the Funding Corporation and the Guarantors shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

          SECTION 6.9.  Execution in Counterparts.
                        -------------------------

          This Depositary Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 6.10.  Consequential Damages.
                         ---------------------

          In no event (other than with respect to its own negligence or willful misconduct) shall the Depositary be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action.

          SECTION 6.11.  Limitation of Liability.
                         -----------------------

          Notwithstanding anything to the contrary contained in this Depositary Agreement and the Transaction Documents, no past, present or future officer, director, employee, incorporator, shareholder, manager, management committee or partner of Funding Corporation or Guarantor, nor any director, officer, employee, incorporator, shareholder, manager, management committee, partner or member of any partner of Funding Corporation or Guarantor (collectively, the

"Nonrecourse Parties") shall be personally liable under this Depositary
--------------------
Agreement for the payment of any sums or for the performance of any obligation contained in, this Depositary Agreement. Depositary agrees that its rights shall be limited to proceeding against Funding Corporation, Guarantor and the security provided or intended to be provided pursuant to the Security Documents and that it shall have no right to proceed against the Nonrecourse Parties for
(a) the satisfaction of any monetary obligation of, or enforcement of any monetary claim against, Guarantor, (b) the performance of any obligation, covenant or agreement arising under this Depositary Agreement, or (c) any deficiency judgment remaining after foreclosure of any property securing the obligations hereunder; provided that (a) the foregoing provisions of this
Section 6.11 shall not constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions or provisions of this Depositary Agreement or any Financing Document and the same shall continue until fully paid, discharged, observed or performed; (b) the foregoing provisions of this Section 6.11 shall not limit or restrict the right of the Collateral Agent, the Holders of the Senior Secured Notes, any Permitted Additional Senior Lender, or the Trustee to name the Funding Corporation, Guarantor or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Depositary Agreement or any other Financing Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Party, except as set forth in this Section 6.11; (c) the foregoing provisions of this Section
6.11 shall not in any way limit or restrict any right or remedy of Depositary, Collateral Agent, the Holders of the Senior Secured Notes, the Permitted Additional Senior Lenders, if any, or the Trustee (or any assignee or beneficiary thereof or successor thereto) with respect to, and all of the Nonrecourse Parties shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, negligence or willful misrepresentation, or misappropriation of any revenues derived from the Project and the proceeds thereof or any other earnings, revenues, rents, issues, profits or proceeds that are subject to the Security Documents that should or would have been paid as provided therein or paid or delivered to the Depositary, the Trustee, the Collateral Agent, the Holders of the Senior Secured Notes or the Permitted Additional Senior Lenders, if any, (or any assignee or beneficiary thereof or successor thereto) towards any payment required under this Depositary Agreement or any other Financing Document; (d) the foregoing provisions of this Section 6.11 shall not affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement in respect of the Project made by any of the Nonrecourse Parties or any security granted by the Nonrecourse Parties as security for the obligations of any Guarantor or Funding Corporation; and (e) nothing contained herein shall limit the liability of (i) any Person who is a party to any Project Document or has issued any certificate or statement in connection therewith with respect to such liability as may arise by reason of the terms and conditions of such Project Document, certificate or statement, or (ii) any Person rendering a legal opinion, in each case under this clause (e) relating solely to such liability of such Person as may arise under such referenced instrument, agreement or opinion.

          SECTION 6.12.  Regarding the Collateral Agent.
                         ------------------------------

          The Collateral Agent shall be afforded all of the rights, powers, protections, immunities and indemnities set forth in those certain Security Agreements, dated as of the date hereof, between the Collateral Agent and each of Navy I, BLM and Navy II as if the same were specifically set forth herein.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Deposit and Disbursement Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                    COSO FINANCE PARTNERS,
                    a California general partnership

                    By:  New CLOC Company, LLC,
                         a Delaware limited liability company,
                         its Managing General Partner

                         By:  /s/ Christopher T. McCallion
                              ----------------------------
                              Christopher T. McCallion
                              Executive Vice President

                    By:  ESCA, LLC,
                         a Delaware limited liability company,
                         its General Partner

                         By:  /s/ Christopher T. McCallion
                              ----------------------------
                              Christopher T. McCallion
                              Executive Vice President

                    COSO ENERGY DEVELOPERS,
                    a California general partnership

                    By:  New CHIP Company, LLC,
                         a Delaware limited liability company,
                         its Managing General Partner

                         By:  /s/ Christopher T. McCallion
                              ----------------------------
                              Christopher T. McCallion
                              Executive Vice President

                    By:  Caithness Coso Holdings, LLC,
                         a Delaware limited liability company,
                         its General Partner

                         By:  /s/ Christopher T. McCallion
                              ----------------------------
                              Christopher T. McCallion
                              Executive Vice President


                    COSO POWER DEVELOPERS,
                    a California general partnership

                    By:  New CTC Company, LLC,
                         a Delaware limited liability company,
                         its Managing General Partner

                         By:  /s/ Christopher T. McCallion
                              ----------------------------
                              Christopher T. McCallion
                              Executive Vice President

                    By:  Caithness Navy II Group, LLC,
                         a Delaware limited liability company,
                         its General Partner

                         By:  /s/ Christopher T. McCallion
                              ----------------------------
                              Christopher T. McCallion
                              Executive Vice President

                    CAITHNESS COSO FUNDING CORP.,
                    a Delaware corporation


                    By:  /s/ Christopher T. McCallion
                        -----------------------------
                        Name:  Christopher T. McCallion
                        its:   Executive Vice President


                    U.S. BANK TRUST NATIONAL ASSOCIATION,
                    as Collateral Agent, Trustee and Depositary


                    By:  /s/ Judy P. Manansala
                    ---------------------
                    Name:  Judy P. Manansala
                    its:   Trust Officer